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                                   EXHIBIT A


     Pursuant to Rule 13-d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  September 13, 2001

/s/ Phillip Gordon
______________________________
Phillip Gordon

Attorney-in-Fact for:

PCMC INTERMEDIATE HOLDINGS, L.P. (1)
PC ADVISORY PARTNERS, I, L.P. (2)
PC ADVISORY CORP. I (3)
JOHN H. SCULLY (4)
WILLIAM E. OBERNDORF (5)
WILLIAM J. PATTERSON (6)


          (1) A Power of Attorney authorizing Phillip Gordon to act on behalf of PCMC Intermediate Holdings, L.P. has been filed herewith as Exhibit B-1.

          (2) A Power of Attorney authorizing Phillip Gordon to act on behalf of PC Advisory Partners, I, L.P. has been filed herewith as Exhibit B-2.

          (3) A Power of Attorney authorizing Phillip Gordon to act on behalf of PC Advisory Corp. I has been filed herewith as Exhibit B-3.

          (4) A Power of Attorney authorizing Phillip Gordon to act on behalf of John H. Scully previously has been filed with the Securities and Exchange Commission in connection with a
                    Schedule 13D filed on September 18, 1992.

          (5) A Power of Attorney authorizing Phillip Gordon to act on behalf of William E. Oberndorf previously has been filed with the Securities and Exchange Commission in connection with a Schedule 13D filed on September 18, 1992.

          (6) A Power of Attorney authorizing Phillip Gordon to act on behalf of William J. Patterson previously has been filed with the Securities and Exchange Commission in connection with a Schedule 13D filed on September 18, 1992.